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                                                                 EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of DAOU Systems, Inc. of our report, dated March 8, 1996, on our audit of the financial statements of Sentient Systems, Inc. as of November 30, 1995 and for the year then ended as included in the Current Report on Form 8-K for DAOU Systems, Inc. dated May 19, 1998, which report is incorporated by reference in this registration statement on Form S-8.


                                       /s/ Pricewaterhouse Coopers L.L.P.

McLean, Virginia
July 23, 1998